    As filed with the Securities and Exchange Commission on October 30, 2002

                                                Registration Number 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         WEATHERFORD INTERNATIONAL LTD.

             (Exact name of registrant as specified in its charter)

                                     BERMUDA

         (State or other jurisdiction of incorporation or organization)

                                   98-0371344
                      (I.R.S. Employer Identification No.)

                     C/O CORPORATE MANAGERS (BARBADOS) LTD.
                           FIRST FLOOR, TRIDENT HOUSE
                               LOWER BROAD STREET
                              BRIDGETOWN, BARBADOS
                                 (246) 427-3174

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                              PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE PER      PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED               SHARE(1)               OFFERING PRICE (1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

Common Shares, U.S. $1.00 par              370,155                U.S. $40.23             U.S. $14,891,336           U.S. $1,371
value
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Shares as reported by the New York Stock Exchange on October 28, 2002.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                              EXPLANATORY STATEMENT

         On June 26, 2002, Weatherford International Ltd., a Bermuda exempted company (which we refer to as Weatherford), became the parent holding company of Weatherford International, Inc. (which we refer to as Weatherford Delaware) as a result of a corporate reorganization effected through the merger of a subsidiary with and into Weatherford Delaware. Each share of Weatherford Delaware issued immediately prior to the effective time of the merger automatically converted into the right to receive a common share of Weatherford. Thus, the stockholders of Weatherford Delaware became the shareholders of Weatherford, which together with its subsidiaries, continues to be engaged in the same business that Weatherford Delaware and its subsidiaries were engaged in before the merger.

         Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of Weatherford's common shares, up to the amount of its authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this Registration Statement, including the prospectus forming part hereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated October 30, 2002

PROSPECTUS

                                 370,155 Shares

                         WEATHERFORD INTERNATIONAL LTD.

                                  Common Shares

                                   ----------

         The selling shareholders of Weatherford International Ltd. listed on page 4 may offer and resell up to 370,155 of our common shares under this prospectus. We will not receive any of the proceeds from sales of shares by the selling shareholders.

         Our common shares are traded on the New York Stock Exchange under the symbol "WFT". On October 28, 2002, the last reported sales price for our common shares on the New York Stock Exchange was $40.24 per share.

         The selling shareholders may sell these shares from time to time on the New York Stock Exchange or otherwise. They may sell the shares at prevailing market prices or at prices negotiated with buyers. The selling shareholders will be responsible for their legal fees and for any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts will be negotiated before the sales. We will pay all of the other offering expenses.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

               The date of this prospectus is October ___, 2002.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL LTD. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE. WHEN WE REFER TO WEATHERFORD DELAWARE, WE ARE REFERRING TO WEATHERFORD INTERNATIONAL, INC., OUR PREDECESSOR COMPANY AND OUR WHOLLY OWNED, INDIRECT SUBSIDIARY.


                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................................................................................2

SELLING SHAREHOLDERS........................................................................................................4

PLAN OF DISTRIBUTION........................................................................................................5

LEGAL MATTERS...............................................................................................................5

EXPERTS.....................................................................................................................5

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

         The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the exchange on which our common shares are listed.

         We have filed with the SEC a registration statement on Form S-3 covering the shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common shares being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

         The following documents that we have filed with the SEC (File No.1-31339 for Weatherford and File No. 1-13086 for Weatherford Delaware) are incorporated by reference into this prospectus:

         o Weatherford Delaware's Annual Report on Form 10-K for the year ended December 31, 2001;

         o Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         o        Our Quarterly Report on Form 10-Q for the quarter ended June
                  30, 2002;

         o Weatherford Delaware's Current Reports on Form 8-K dated January 30, 2002, March 1, 2002, April 5, 2002, and April 23, 2002;

         o Our Current Reports on Form 8-K dated June 26, 2002, July 21, 2002, August 9, 2002, October 8, 2002, and October 24, 2002;
                  and

         o The description of our common shares contained in our Registration Statement on Form S-4, filed with the SEC on April 5, 2002, as amended by Pre-Effective Amendment No. 1 filed with the SEC on May 22, 2002 (Registration No. 333-85644), including any amendment or report filed for the purpose of updating such description.

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados, Attention:
Secretary (telephone number: (246) 427-3174) or c/o Weatherford International, Inc., 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, Attention: Secretary (telephone number: (713) 693-4000). If you have any other questions regarding us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                              SELLING SHAREHOLDERS

         This prospectus is part of a registration statement that we filed pursuant to registration rights granted to the selling shareholders under an agreement we entered into in connection with our acquisition of the assets of Clearwater, Inc. and related companies.

         The selling shareholders may assign their registration rights in connection with sales or transfers of their shares to any shareholder of CWI International, Inc., the parent company of Clearwater, Inc., who receives such shares in a distribution permitted under the Securities Act of 1933, to certain key employees of Clearwater and to the estate of a former employee. These transferees will be included in a prospectus supplement if they wish to use this prospectus to re-offer the shares.

         Pursuant to the terms of the acquisition agreement, we will pay all expenses of registering the shares under the Securities Act of 1933, including all registration and filing fees, printing expenses and the fees and disbursements of our counsel and accountants. The agreement also provides that we will indemnify the selling shareholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the selling shareholders may be required to make in respect thereof. The selling shareholders will pay all fees and disbursements of their counsel and all brokerage fees, commissions and expenses for any shares that are registered and that they sell. We expect to withdraw registration of any unsold shares on or shortly after October 23, 2003.

         The following table sets forth the beneficial ownership of common shares by the selling shareholders as of October 30, 2002, all of which may be sold pursuant to this prospectus:

                                                              NUMBER OF       PERCENTAGE OF
                         NAME OF                               SHARES          OUTSTANDING
                   SELLING SHAREHOLDER                        OWNED (1)          SHARES
                   -------------------                        ---------       -------------

CWI International, Inc. (2)..............................       370,155               *

----------

*        Less than 1%.

(1) Because the selling shareholders may offer all or a portion of the shares pursuant to this prospectus, we cannot estimate as to the number of our common shares that the selling shareholders will hold upon termination of any sales.

(2) Includes 125,000 shares held in escrow to secure certain indemnification obligations to us under the acquisition agreement.

                              PLAN OF DISTRIBUTION

         The selling shareholders have advised us that they may sell the shares on the New York Stock Exchange or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

         o a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

         o        privately negotiated transactions.

         Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in sales of shares. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any proceeds or commissions received by them or any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

         When any of the selling shareholders notifies us of a particular offering of common shares under this prospectus, we will file a prospectus supplement, if required by the Securities Act of 1933, setting forth:

         o the number of shares being offered and the terms of the offering, including the purchase price;

         o the name of each of the participating broker-dealers or agents;

         o the purchase price paid for the shares purchased from the selling shareholders; and

         o any items constituting compensation from the selling shareholders.

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                                  LEGAL MATTERS

         Certain Bermuda legal matters in connection with the securities will be passed upon for us by our Bermuda counsel, Conyers Dill & Pearman. An employee of the firm's affiliated company, Codan Services Limited, is one of our assistant secretaries.

                                     EXPERTS

         The consolidated financial statements and schedule of Weatherford International, Inc. at December 31, 2001, and for the year then ended appearing in Weatherford International Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements as of December 31, 1999 and 2000 and for the two years ended December 31, 2000 appearing in Weatherford Delaware's Annual Report on Form 10-K incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering are:

         Securities and Exchange Commission Registration Fee ..............     $   1,371
         New York Stock Exchange Listing Fee ..............................         1,500
         Legal Fees and Expenses ..........................................         5,300
         Accounting Fees and Expenses .....................................         5,000
         Blue Sky Fees and Expenses (including legal fees) ................         1,000
         Miscellaneous ....................................................           829
                                                                                ---------
                  TOTAL ...................................................     $  15,000
                                                                                =========

The selling shareholders will pay for the fees and expenses of their counsel.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Weatherford International Ltd. is a Bermuda exempted company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the Companies Act), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

         Furthermore, Weatherford has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require Weatherford to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford must pay all reasonable expenses incurred in advance of a final disposition.

         Weatherford has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the eight members of the Board of Directors of Weatherford. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford at the request of Lehman Brothers and Lehman Brothers Holdings.

         Section 98A of the Companies Act permits Weatherford to purchase and maintain insurance for the benefit of any officer or director of Weatherford in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford may otherwise indemnify such officer or director. Weatherford has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs.

Butters and Millard are insured against certain liabilities which they may incur in their capacities as directors pursuant to insurance maintained by Lehman Brothers Holdings.

ITEM 16. EXHIBITS.

        3.1   -   Memorandum of Association of Weatherford International Ltd.
                  (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford International
                  Ltd.'s Amendment No. 1 to the Registration Statement on Form
                  S-4 (Registration No. 333-85644) filed with the SEC on May 22,
                  2002).

        3.2   -   Memorandum of Increase of Share Capital of Weatherford
                  International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford
                  International Ltd.'s Amendment No. 1 to the Registration
                  Statement on Form S-4 (Registration No. 333-85644) filed with the SEC on May 22, 2002).

        3.3   -   Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Weatherford International Ltd.'s Amendment No. 1 to the Registration Statement on Form S-4 (Registration No.
                  333-85644) filed with the SEC on May 22, 2002).

        4.1   -   See Exhibits 3.1 and 3.3 for provisions of the Memorandum of
                  Association and Bye-Laws of Weatherford International Ltd.
                  defining the rights of the holders of common shares.

        4.2   -   Amended and Restated Credit Agreement, dated as of May 27,
                  1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent,
                  The Bank of Nova Scotia, as Documentation Agent and Canadian
                  Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes
                  (incorporated by reference to Exhibit 4.1 to Form 8-K (File
                  1-13086) filed June 16, 1998).

        4.3   -   Indenture dated as of October 15, 1997, between EVI, Inc. and
                  The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.13 to Registration Statement on Form
                  S-3 (Reg. No. 333-45207)).

        4.4   -   First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                  (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5,
                  1997).

        4.5   -   Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson,
                  Lufkin & Jenrette Securities Corporation, Credit Suisse First
                  Boston Corporation, Lehman Brothers Inc., Prudential
                  Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K
                  (File 1-13086) filed November 5, 1997).

        4.6   -   Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.7   -   First Supplemental Indenture dated and effective as of May 27,
                  1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed June 2,
                  1998).

        4.8   -   Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                  2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.9   -   Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings,
                  Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression
                  Holdings, Inc. (File No. 001-15843) filed on February 14,
                  2001).

        4.10  -   Second Supplemental Indenture dated June 30, 2000, between
                  Weatherford International, Inc. and

                  The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed July 10, 2000).

        4.11  -   Third Supplemental Indenture dated November 16, 2001, between
                  Weatherford International, Inc. and The Bank of New York, as
                  Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

        4.12  -   Registration Rights Agreement dated June 30, 2000, between
                  Weatherford International, Inc. and Morgan Stanley & Co.
                  Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-13086) filed July 10,
                  2000).

        4.13  -   Credit Agreement dated April 26, 2001, among Weatherford
                  International, Inc., Weatherford Eurasia Limited, Weatherford
                  Eurasia B.V., Bank One, NA, as Administrative Agent and
                  Lender, The Royal Bank of Scotland plc, as Documentation Agent and Lender, Royal Bank of Canada, as Syndication Agent and
                  Lender, ABN AMRO Bank N.V., as Syndication Agent and Lender,
                  Banc One Capital Markets, Inc., as Lead Arranger and Sole Book
                  Runner, and the other Lenders defined therein (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3
                  (Reg. No. 333-60648) filed on May 10, 2001).

        4.14  -   Sale Agreement dated July 2, 2001, among Weatherford
                  Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser (incorporated by reference to Exhibit 4.1 to Weatherford International Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2001 (File No. 1-13086)).

        4.15  -   Purchase Agreement dated July 2, 2001, among W1 Receivables,
                  L.P., as Seller, Weatherford International, Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main
                  Office Chicago), as Agents (incorporated by reference to
                  Exhibit 4.2 to Weatherford International Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 2001 (File
                  No. 1-13086)).

        4.16  -   Registration Rights Agreement dated November 16, 2001, among
                  Weatherford International, Inc. and Credit Suisse First Boston
                  Corporation and Lehman Brothers Inc., on behalf of the Initial
                  Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770)).

        4.17  -   Second Supplemental Indenture, dated June 26, 2002, between
                  Weatherford International Inc., as successor to EVI, Inc.,
                  Weatherford International Ltd. and JP Morgan Chase Bank, as
                  Trustee (incorporated by reference to Exhibit 4.9 to Weatherford International Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

        4.18  -   Fourth Supplemental Indenture dated June 26, 2002, between
                  Weatherford International, Inc., Weatherford International
                  Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Weatherford International Ltd.'s
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2002 (File No. 1-31339)).

        4.19  -   Amendment No. 1 dated May 17, 2002, to Credit Agreement dated
                  April 26, 2001, among Weatherford International, Inc.,
                  Weatherford Eurasia Limited, Weatherford Eurasia B.V.,
                  Weatherford International Ltd., the Lenders defined therein and Bank One, N.A., as Administrative Agent (incorporated by reference to Exhibit 4.3 to Weatherford International Ltd.'s
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2002 (File No. 1-31339)).

        4.20  -   Amendment No. 1 dated May 17, 2002 to Amended and Restated
                  Credit Agreement dated May 27, 1998, among Weatherford
                  International, Inc., Weatherford Canada Ltd., Weatherford
                  International Ltd., the Lenders defined therein, JPMorgan
                  Chase Bank, as administrative agent for the U.S. Lenders, and The Bank of Nova Scotia, as documentation agent for the Lenders and as agent for the Canadian Lenders (incorporated by reference to Exhibit 4.4 to Weatherford International Ltd.'s
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2002 (File No. 1-31339)).

        4.21  -   Waiver and Omnibus Amendment dated June 26, 2002, to Sale
                  Agreement dated July 2, 2001 and Purchase Agreement dated July
                  2, 2001, among W1 Receivables, L.P., Weatherford
                  International,

                  Inc., Bank One, NA (Main Office Chicago), individually and as Agent, Jupiter Securitization Corporation, Weatherford Artificial Lift Systems, Inc., Weatherford U.S., L.P. and Weatherford International Ltd. (incorporated by reference to
                  Exhibit 4.5 to Weatherford International Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

        4.22  -   Waiver and Amendment No. 1 dated May 14, 2002, to Purchase
                  Agreement dated July 2, 2001, among W1 Receivables, L.P.,
                  Weatherford International, Inc., Bank One, NA (Main Office
                  Chicago), individually and as Agent, and Jupiter
                  Securitization Corporation (incorporated by reference to Exhibit 4.6 to Weatherford International Ltd.'s Quarterly report on form 10-Q for the quarter ended June 30, 2002 (File
                  No. 1-31339)).

        4.23  -   Convertible Debenture Guarantee Agreement dated June 26, 2002, between Weatherford International Ltd. and JP Morgan Chase
                  Bank (incorporated by reference to Exhibit 4.8 to Weatherford
                  International Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

       *4.24  -   Asset Purchase Agreement dated October 23, 2002, by and among
                  Clearwater, Inc., Transit Energy Systems, Inc., Clearwater
                  Specialty Chemical Company, PriTech International, Inc., CWI
                  International, Inc., the shareholders of CWI International,
                  Inc., Clearwater International, L.L.C. and Weatherford
                  International Ltd.

       *5.1   -   Opinion of Conyers Dill & Pearman.

      *23.1   -   Consent of Ernst & Young LLP.

      *23.2   -   Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

      *24.1   -   Powers of Attorney from certain members of the Board of
                  Directors of the Registrant (contained on page II-6).

----------

*  Filed herewith.

As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on October 30, 2002.

                     WEATHERFORD INTERNATIONAL LTD.

                     By:             /s/ Bernard J. Duroc-Danner
                         ---------------------------------------------------
                                       Bernard J. Duroc-Danner
                         President, Chief Executive Officer, Chairman of the
                          Board and Director (Principal Executive Officer)


                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                             Title                                   Date
                  ---------                                             -----                                   ----

         /s/ Bernard J. Duroc-Danner                    President, Chief Executive Officer,               October 30, 2002
-------------------------------------------              Chairman of the Board and Director
           Bernard J. Duroc-Danner                         (Principal Executive Officer)


            /s/ Lisa W. Rodriguez                         Senior Vice President and Chief                 October 30, 2002
-------------------------------------------                      Financial Officer
              Lisa W. Rodriguez                         (Principal Financial and Accounting
                                                                      Officer)


            /s/ David J. Butters                                      Director                            October 30, 2002
-------------------------------------------
              David J. Butters


            /s/ Philip Burguieres                                     Director                            October 30, 2002
-------------------------------------------
              Philip Burguieres


            /s/ Sheldon B. Lubar                                      Director                            October 30, 2002
-------------------------------------------
              Sheldon B. Lubar


                                                                      Director                            October ___, 2002
-------------------------------------------
             William E. Macaulay


            /s/ Robert B. Millard                                     Director                            October 30, 2002
-------------------------------------------
              Robert B. Millard


          /s/ Robert K. Moses, Jr.                                    Director                            October 30, 2002
-------------------------------------------
            Robert K. Moses, Jr.


             /s/ Robert A. Rayne                                      Director                            October 30, 2002
-------------------------------------------
               Robert A. Rayne

                                INDEX TO EXHIBITS


        Number                                 Exhibit
        ------                                 -------

         3.1         Memorandum of Association of Weatherford International Ltd.
                     (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford International
                     Ltd.'s Amendment No. 1 to the Registration Statement on
                     Form S-4 (Registration No. 333-85644) filed with the SEC on
                     May 22, 2002).

         3.2         Memorandum of Increase of Share Capital of Weatherford
                     International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford
                     International Ltd.'s Amendment No. 1 to the Registration
                     Statement on Form S-4 (Registration No. 333-85644) filed with the SEC on May 22, 2002).

         3.3 Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Weatherford International Ltd.'s Amendment No.
                     1 to the Registration Statement on Form S-4 (Registration
                     No. 333-85644) filed with the SEC on May 22, 2002).

         4.1 See Exhibits 3.1 and 3.3 for provisions of the Memorandum of Association and Bye-Laws of Weatherford International
                     Ltd. defining the rights of the holders of common shares.

         4.2         Amended and Restated Credit Agreement, dated as of May 27,
                     1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase
                     Bank of Texas, National Association, as U.S. Administrative
                     Agent, The Bank of Nova Scotia, as Documentation Agent and
                     Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to Form 8-K (File 1-13086) filed June 16, 1998).

         4.3         Indenture dated as of October 15, 1997, between EVI, Inc.
                     and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to Registration Statement on
                     Form S-3 (Reg. No. 333-45207)).

         4.4 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                     (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5,
                     1997).

         4.5 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
                     Donaldson, Lufkin & Jenrette Securities Corporation, Credit
                     Suisse First Boston Corporation, Lehman Brothers Inc.,
                     Prudential Securities Incorporated and Schroder & Co. Inc.
                     (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

         4.6         Indenture dated May 17, 1996, between Weatherford Enterra,
                     Inc. and Bank of Montreal Trust Company, as Trustee
                     (incorporated by reference to Exhibit 4.1 to Weatherford
                     Enterra, Inc.'s Current Report on Form 8-K (File No.
                     1-7867) dated May 28, 1996).

         4.7         First Supplemental Indenture dated and effective as of May
                     27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal
                     Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to


                     Current Report on Form 8-K (File No. 1-13086) filed June 2,
                     1998).

         4.8         Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May
                     15, 2006 (incorporated by reference to Exhibit 4.2 to
                     Weatherford Enterra, Inc.'s Current Report on Form 8-K
                     (File No. 1-7867) dated May 28, 1996).

         4.9         Registration Rights Agreement, dated as of February 9,
                     2001, between WEUS Holding, Inc. and Universal Compression
                     Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression
                     Holdings, Inc. (File No. 001-15843) filed on February 14,
                     2001).

         4.10        Second Supplemental Indenture dated June 30, 2000, between
                     Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit
                     4.1 to Current Report on Form 8-K (File No. 1-13086) filed
                     July 10, 2000).

         4.11 Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New
                     York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

         4.12        Registration Rights Agreement dated June 30, 2000, between
                     Weatherford International, Inc. and Morgan Stanley & Co.
                     Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-13086) filed July
                     10, 2000).

         4.13        Credit Agreement dated April 26, 2001, among Weatherford
                     International, Inc., Weatherford Eurasia Limited,
                     Weatherford Eurasia B.V., Bank One, NA, as Administrative
                     Agent and Lender, The Royal Bank of Scotland plc, as
                     Documentation Agent and Lender, Royal Bank of Canada, as
                     Syndication Agent and Lender, ABN AMRO Bank N.V., as
                     Syndication Agent and Lender, Banc One Capital Markets,
                     Inc., as Lead Arranger and Sole Book Runner, and the other
                     Lenders defined therein (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (Reg. No.
                     333-60648) filed on May 10, 2001).

         4.14        Sale Agreement dated July 2, 2001, among Weatherford
                     Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser
                     (incorporated by reference to Exhibit 4.1 to Weatherford
                     International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

         4.15        Purchase Agreement dated July 2, 2001, among W1
                     Receivables, L.P., as Seller, Weatherford International,
                     Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main Office Chicago), as Agents
                     (incorporated by reference to Exhibit 4.2 to Weatherford
                     International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

         4.16 Registration Rights Agreement dated November 16, 2001, among Weatherford International, Inc. and Credit Suisse
                     First Boston Corporation and Lehman Brothers Inc., on behalf of the Initial Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg.
                     No. 333-73770)).

         4.17        Second Supplemental Indenture, dated June 26, 2002, between
                     Weatherford International Inc., as successor to EVI, Inc.,
                     Weatherford International Ltd. and JP


                     Morgan Chase Bank, as Trustee (incorporated by reference to
                     Exhibit 4.9 to Weatherford International Ltd.'s Quarterly
                     Report on Form 10-Q for the quarter ended June 30, 2002
                     (File No. 1-31339)).

         4.18        Fourth Supplemental Indenture dated June 26, 2002, between
                     Weatherford International, Inc., Weatherford International
                     Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Weatherford International
                     Ltd.'s Quarterly Report on Form 10-Q for the quarter ended
                     June 30, 2002 (File No. 1-31339)).

         4.19 Amendment No. 1 dated May 17, 2002, to Credit Agreement dated April 26, 2001, among Weatherford International,
                     Inc., Weatherford Eurasia Limited, Weatherford Eurasia
                     B.V., Weatherford International Ltd., the Lenders defined therein and Bank One, N.A., as Administrative Agent
                     (incorporated by reference to Exhibit 4.3 to Weatherford
                     International Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

         4.20        Amendment No. 1 dated May 17, 2002 to Amended and Restated
                     Credit Agreement dated May 27, 1998, among Weatherford
                     International, Inc., Weatherford Canada Ltd., Weatherford
                     International Ltd., the Lenders defined therein, JPMorgan
                     Chase Bank, as administrative agent for the U.S. Lenders, and The Bank of Nova Scotia, as documentation agent for the Lenders and as agent for the Canadian Lenders (incorporated by reference to Exhibit 4.4 to Weatherford International
                     Ltd.'s Quarterly Report on Form 10-Q for the quarter ended
                     June 30, 2002 (File No. 1-31339)).

         4.21        Waiver and Omnibus Amendment dated June 26, 2002, to Sale
                     Agreement dated July 2, 2001 and Purchase Agreement dated
                     July 2, 2001, among W1 Receivables, L.P., Weatherford
                     International, Inc., Bank One, NA (Main Office Chicago), individually and as Agent, Jupiter Securitization
                     Corporation, Weatherford Artificial Lift Systems, Inc.,
                     Weatherford U.S., L.P. and Weatherford International Ltd.
                     (incorporated by reference to Exhibit 4.5 to Weatherford
                     International Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

         4.22        Waiver and Amendment No. 1 dated May 14, 2002, to Purchase
                     Agreement dated July 2, 2001, among W1 Receivables, L.P.,
                     Weatherford International, Inc., Bank One, NA (Main Office
                     Chicago), individually and as Agent, and Jupiter
                     Securitization Corporation (incorporated by reference to Exhibit 4.6 to Weatherford International Ltd.'s Quarterly report on form 10-Q for the quarter ended June 30, 2002
                     (File No. 1-31339)).

         4.23        Convertible Debenture Guarantee Agreement dated June 26,
                     2002, between Weatherford International Ltd. and JP Morgan
                     Chase Bank (incorporated by reference to Exhibit 4.8 to
                     Weatherford International Ltd.'s Quarterly Report on Form
                     10-Q for the quarter ended June 30, 2002 (File No.
                     1-31339)).

        *4.24 Asset Purchase Agreement dated October 23, 2002, by and among Clearwater, Inc., Transit Energy Systems, Inc.,
                     Clearwater Specialty Chemical Company, PriTech
                     International, Inc., CWI International, Inc., the shareholders of CWI International, Inc., Clearwater
                     International, L.L.C. and Weatherford International Ltd.

         *5.1        Opinion of Conyers Dill & Pearman.

        *23.1        Consent of Ernst & Young LLP.


        *23.2        Consent of Conyers Dill & Pearman (included in Exhibit
                     5.1).

        *24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-6).

----------

*  Filed herewith.